EXHIBIT 10.1
                     Assignment of Lease and Purchase Option
               between the Company and Leroy Halterman dated March
                                    22, 1998







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                     ASSIGNMENT OF LEASE AND PURCHASE OPTION

1. PARTIES. This Assignment is made as of March 22, 1998, between Leroy Halterman (the "Assignor"), and Rimpac Resources Ltd., a Nevada corporation, with principal offices at 11930 Menaul NE, Suite 219, Albuquerque, New Mexico 87112 (the "Assignee").

2. EXPLORATION PERMIT. Assignor has been issued a Mineral Exploration Permit dated September 17, 1997 (the "Permit") by the State Land Department of the State of Arizona (the "State"). A true and complete copy of the Permit is attached as Exhibit A.

3.   ASSIGNMENT AND ASSUMPTION.

         a. ASSIGNMENT BY ASSIGNOR. Assignor assigns and transfers to Assignee all of Assignor's rights and interest in the Permit and the land described in the Permit. This Assignment is effective as of March 22, 1998 (the "Effective Date").

         b. ASSUMPTION BY ASSIGNEE. Assignee assumes, as of the Effective Date, all of the terms and obligations of the Permit that are imposed on Assignor, and agrees to be bound by the provisions of the Permit as if Assignee were a party to the Permit. Assignee will indemnify and hold Assignor harmless against any claims or damages (including reasonable attorneys' fees) arising out of Assignee's default in performing the terms of the Permit for the period on or after the Effective Date.

         c. CONSIDERATION. In consideration for the transfer and assignment of the Assignor's rights and interest in the Permit, Assignee agrees to:

                  1. Assume such terms and obligations of the Permit imposed on Assignor; and

                  2. Issue five hundred thousand shares of the Assignee's Common Stock (the "Shares") to Assignor.

         Unless otherwise agreed or extended, Assignee shall issue the Shares no later than the Effective Date.

4.   ASSIGNOR'S REPRESENTATIONS.

         a. FULL FORCE. Assignor represents and warrants that the Permit is in full force and effect, and that, to Assignor's best knowledge, no default is outstanding on either Assignor's or the State's part under the Permit.

         b. NO ENCUMBRANCES. Assignor represents and warrants that neither Assignor's interest in the Permit nor the land described in the Permit have been encumbered by Assignor or any prior tenant. In addition, Assignor has the authority to assign the Permit, subject to Paragraph 12 of the Permit, and has not previously assigned or agreed to assign the Permit.




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         c. NO AMENDMENTS. Assignor represents and warrants that the Permit will not be amended in any manner after the date of this Assignment.

         d. TRUTH AT CLOSING. All of Assignor's representations and warranties contained in this Paragraph 4 or otherwise contained in this Assignment must be true as of the Effective Date. This condition is an express condition to Assignee's obligations under this Assignment.

5. STATE'S CONSENT. The State's consent is required for the assignment of the Permit, as stated in Paragraph 12 of the Permit. In the event the State withholds its consent to the assignment of the Permit, this Assignment shall be void and all parties hereto shall return any and all property received hereunder to the party from which the property was received.

6.   ASSIGNOR'S OBLIGATIONS.

         a. VACANT PREMISES. Assignor agrees to deliver to Assignee actual possession of the land described in the Permit on the Effective Date. The land will be delivered vacant.

         b. FURTHER INSTRUMENTS. Assignor will execute and deliver to Assignee any further instruments and do such further acts as are necessary to effectuate this Assignment, within reasonable request.

         c. INDEMNIFICATION. Assignor will indemnify and hold Assignee harmless against any claims or damages (including reasonable attorneys' fees) arising out of Assignor's default in performing the terms of the Permit for the period prior to the Effective Date.

7. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Nevada.

8. MODIFICATION. This Agreement shall only be modified by a writing signed by all parties hereto.

ASSIGNOR:
/s/LEROY HALTERMAN
-----------------------------------
Leroy Halterman


ASSIGNEE:

RIMPAC RESOURCES LTD.

By:      /s/LEROY HALTERMAN
         Leroy Halterman
         President

K:\FMM\RIMPAC\ASSIGN.AGT

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